Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 235 to Registration Statement No. 002-84776 on Form N–1A of our reports dated January 13, 2020 relating to the financial statements and financial highlights of Fidelity Advisor Equity Growth Fund, Fidelity Advisor Equity Income Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor Large Cap Fund, Fidelity Advisor Stock Selector Mid Cap Fund, and Fidelity Advisor Value Strategies Fund, our reports dated January 14, 2020 relating to the financial statements and financial highlights of Fidelity Advisor Equity Value Fund, Fidelity Advisor Growth & Income Fund, and Fidelity Advisor Series Growth Opportunities Fund, each a fund of Fidelity Advisor Series I, appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 21, 2020